EXHIBIT 99.3

                            CERTIFICATE OF CORRECTION
                        FILED TO CORRECT A CERTAIN ERROR
                       IN THE CERTIFICATE OF DESIGNATIONS,
                       PREFERENCES AND RIGHTS OF SERIES C
                      PREFERRED CONVERTIBLE PREFERRED STOCK

                                       OF

                         WESTERN PACIFIC AIRLINES, INC.


     Western Pacific Airlines, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY: 1. The name of the Corporation is Western Pacific Airlines, Inc. 2. The Certificate of Designations, Preferences and Rights of Series C Preferred Convertible Preferred Stock of the Corporation (the "Certificate") was filed with the Secretary of State of the State of Delaware on June 5, 1997, and the Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware. 3. The inaccuracy or defect of the Certificate is as follows: The Fixed Conversion
Price (as defined in the Certificate) is incorrectly stated as "$6.4625," instead of the correct Fixed Conversion Price, $6.1875. 4. Accordingly, Article VI.B of the Certificate is hereby corrected to insert "$6.1875" in place of "$6.4625" as the Fixed Conversion Price. IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed by its duly authorized officer this 6th day of June, 1997.

                         WESTERN PACIFIC AIRLINES, INC.


By:         /s/ Robert A. Peiser
                Robert A. Peiser
                President and Chief Executive Officer
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